                                                     EXHIBIT 23.2


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated June 15, 1997 (except Note 12, as to which the date is October 14, 1997), incorporated by reference in the Registration Statement (Form SB-2) filed pursuant to Rule 462(b) of Integrated Sensor Solutions, Inc. for the registration of 287,500 shares of its common stock and a representatives' warrant to purchase 25,000 shares of its common stock.


                                       /s/ ERNST & YOUNG LLP


San Jose, California
March 12, 1998